Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

     Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.  They are the President and Chief Executive Officer and the Chief Financial Officer, respectively, of
     Chino Commercial Bancorp.

2.  The Form 10-Q of Chino Commercial Bancorp for the quarterly period ended March 31, 2009 complies with the requirements pf Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78(m)
     or 78(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Date: May 12, 2009

By: /s/ Dann H. Bowman Dann H. Bowman President and Chief Executive Officer By: /s/ Sandra F. Pender Sandra F. Pender Senior Vice President and Chief Financial Officer